SECOND AMENDMENT TO LEASE AGREEMENT

This Second Amendment to Lease Agreement (“Second Amendment”) is made and shall be effective for all purposes as of the 12th day of November, 2013 by and between FORTY WASHINGTON LLC (“Landlord”), a Massachusetts limited liability company, having a principal place of business at 116 Flanders Road, Suite 2000, Westborough, Massachusetts 01581 and PAID, INC. (“Tenant”) a duly organized and existing Delaware corporation, having a principal place of business at 40 Washington Street, Suite 3000, Westborough, Massachusetts.

W I T N E S S E T H

WHEREAS, Tenant and Landlord entered into a Lease (“Lease”) dated December 7, 2011 for a total of 26,061 square feet at 40 Washington Street, Westborough, Massachusetts, and where Tenant and Landlord by approval of the First Amendment to Lease Agreement dated June 13, 2012 amended the Lease, and

WHEREAS, Landlord and Tenant desire to terminate the Lease and amend the Lease as more fully described hereinafter.

NOW THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Lease shall be amended as follows:

1.	Landlord and Tenant hereby incorporate all terms and provisions of the Lease herein as is specifically set forth, except as said terms are modified herein. Capitalized terms not specifically defined in this amendment shall have the same meaning given to terms in the Lease.

2.	FIRST AMENDMENT TO LEASE AGREEMENT:
A.	Item 2B, Stated Expiration Date:

Delete: “The Stated Expiration Date is March 31, 2017.”

Insert: “The Stated Expiration Date is November 30, 2013.”

B.	Item 2C, Basic Rent:

Delete: “From March 15, 2012 to March 31, 2017: $166,269.18 per annum ($13,855.77 per month).”

Insert: “From March 15, 2012 to November 30, 2013: $166,269.18 per annum ($13,855.77 per month).”

C.	Tenant’s Share:

Delete: “From March 15, 2012 to March 31, 2017: 46.40%.”

Insert: “From March 15, 2012 to November 30, 2013: 46.40%.”

3.	LEASE, ARTICLE 26, MISCELLANEOUS:
A.	Article 26.03, Brokerage:
Insert:	“Tenant warrants and represents to Landlord that it has had no dealings with any broker or agent in connection with this Second Amendment to Lease Agreement and covenants to defend, with counsel approved by Landlord, hold harmless and indemnify Landlord from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any broker or agent with whom Tenant has dealt with.”

B.	Insert: “Article 26.11, Termination Fee: Tenant shall forfeit the Security Deposit equal to Eighty Three Thousand One Hundred Thirty Four Dollars and Sixty Two Cents ($83,134.62) and pay an additional fee equal to Two Hundred Sixteen Thousand Eight Hundred Sixty Five Dollars and Thirty Eight Cents ($216,865.38) (collectively the “Termination Fee”) that shall be due with the signing of this Second Amendment to Lease Agreement.”

C.	Insert: “Article 26.12, Reduced Termination Fee. In the event Tenant and Landlord execute a lease for space at one of Carruth Capital, LLC’s associated entities Section 26.11 shall not be applicable and the Termination Fee shall be as follows: Tenant shall forfeit the Security Deposit equal to Eighty Three Thousand One Hundred Thirty Four Dollars and Sixty Two Cents ($83,134.62) and pay an additional fee equal to One Hundred Sixty Six Thousand Eight Hundred Sixty Five Dollars and Thirty Eight Cents ($166,865.38) (collectively the “Reduced Termination Fee”) that shall be due with the signing of this Second Amendment to Lease Agreement.”

D.	Insert: “Article 26.13, Possession: Tenant shall deliver possession of the Premises, including all keys to the Premises in Tenant’s possession no later than November 30, 2013. However, Tenant shall allow Landlord and the new tenant early access to the Premises to start the alterations effective November 1, 2013.”

E.	Insert: “Article 26.14, Effective Date: The effective date of the Termination Agreement shall be November 30, 2013. The Tenant shall be responsible for all Rent and Additional Rent to November 30, 2013.”

F.	Insert: “Article 26.15, Condition of Premises: Tenant shall deliver the Premises to Landlord on or before November 30, 2013 in its AS IS condition with all cubicles belonging to Landlord to remain as presently installed and configured.

In all other respects, the Lease dated December 7, 2011 and the First Amendment to Lease Agreement dated June 13, 2012 are hereby ratified, confirmed, and approved.

No representations, inducement, promises or agreements, oral or otherwise, between Landlord and Tenant or any of their respective brokers, employees or agents, not embodied herein, shall be of any force or effect.

The submission of this Second Amendment to Lease Agreement for examination, review, negotiation and/or signature shall not constitute an offer or an option to lease or a reservation of the Premises and is subject to withdrawal or modification at any time by either party. This Second Amendment to Lease Agreement shall become effective and binding only if and when it shall be executed and delivered by both Landlord and Tenant.

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Lease Agreement as of the date set forth above.

LANDLORD:

FORTY WASHINGTON LLC

By: Carruth Capital, LLC
Its Manager

By: /s/Christopher F. Egan
Christopher F. Egan, President and Managing Member of Carruth Capital, LLC not individually and without personal liability.

TENANT:

PAID, INC.

By: /s/W. Austin Lewis
Printed Name: W. Austin Lewis
Title: Chairman & CEO